As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AdTheorent Holding Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-3978415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

AdTheorent Holding Company, Inc. Long-Term Incentive Plan

AdTheorent Holding Company, Inc. 2021 Employee Stock Purchase Plan

AdTheorent Holding Company, LLC 2017 Interest Option Plan

(Full title of the plan)

James Lawson

Chief Executive Officer

330 Hudson Street, 13th Floor

New York, New York 10013

(Name and address of agent for service)

(800) 804-1359

(Telephone number, including area code, of agent for service)

With copies to:

Teri O’Brien

4747 Executive Drive, 12th Floor

San Diego, CA 92121

Telephone: (858) 458-3031

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The document(s) containing the information specified in Part I will be sent or given to participants in the AdTheorent Holding Company, Inc. Long-Term Incentive Plan (formerly the MCAP Acquisition Corporation 2021 Long-Term Incentive Plan), participants in the AdTheorent Holding Company, Inc. 2021 Employee Stock Purchase Plan (formerly the MCAP Acquisition Corporation 2021 Employee Stock Purchase Plan), and participants in the AdTheorent Holding Company, LLC 2017 Interest Option Plan, as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These document(s) and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	the registrant’s current reports on Form 8-K filed with the Commission on December 29, 2021 (other than information furnished under Item 7.01 and exhibits related to such items);

(b)

the registrant’s prospectus dated January  31, 2022, filed with the Commission on February 1, 2022 pursuant to Rule 424(b) under the Securities Act (File No. 333-262201), relating to the registrant’s registration statement on Form S-1 (File No. 333-262201), filed with the Commission on January 18, 2022, including any amendment or report filed with the Commission for the purpose of updating, amending or otherwise modifying such prospectus; and

(c)

the description of the common stock of the registrant, par value $0.0001 per share, contained in the registration statement on Form S-1 (File No. 333-262201) filed with the Commission on January 18, 2022, including any amendment or report filed with the Commission for the purpose of updating, amending or otherwise modifying such description.

All reports and other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, the registrant’s Second Amended and Restated Certificate of Incorporation eliminates its directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, the registrant has entered into separate indemnification agreements with its directors and officers. These agreements, among other things, require the registrant to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, liabilities, fines, penalties and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer of the registrant or any other company or enterprise to which the person provides services at the registrant’s request.

The registrant maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibits	Incorporation by Reference

4.1	Second Amended and Restated Certificate of Incorporation of AdTheorent Holding Company, Inc.	Exhibit 3.1 to the Current Report on Form 8-K filed on December 29, 2021

4.2	Amended and Restated Bylaws of AdTheorent Holding Company, Inc.	Exhibit 3.2 to the Current Report on Form 8-K filed on December 29, 2021

5.1*	Opinion of Paul Hastings LLP

23.1*	Consent of BDO USA LLP

23.2*	Consent of Marcum LLP

23.3	Consent of Paul Hastings LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereof)

99.1	AdTheorent Holding Company, Inc. Long-Term Incentive Plan	Exhibit 10.4 to the Current Report on Form 8-K filed on December 29, 2021

99.2	Form of Stock Option Grant Notice under the AdTheorent Holding Company, Inc. Long-Term Incentive Plan	Exhibit 10.6 to the Current Report on Form 8-K filed on December 29, 2021

99.3	Form of RSU Award Grant Notice under the AdTheorent Holding Company, Inc. Long-Term Incentive Plan	Exhibit 10.7 to the Current Report on Form 8-K filed on December 29, 2021

99.4	AdTheorent Holding Company, Inc. 2021 Employee Stock Purchase Plan	Exhibit 10.5 to the Current Report on Form 8-K filed on December 29, 2021

99.5	AdTheorent Holding Company, LLC 2017 Interest Option Plan	Exhibit 10.12 to Registration Statement on Form S-4 filed on December 3, 2021

99.6	AdTheorent Holding Company, LLC Form(s) of Participant Interest Agreement	Exhibit 10.13 to Registration Statement on Form S-4 filed on December 3, 2021

99.7	AdTheorent Holding Company, LLC Form of Notice of Restricted Interest Unit Award	Exhibit 10.14 to Registration Statement on Form S-4 filed on December 3, 2021

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 28, 2022.

ADTHEORENT HOLDING COMPANY, INC.

/s/ James Lawson
Name:	James Lawson
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James Lawson and Charles Jordan, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ James Lawson	Chief Executive Officer and Director	February 28, 2022
James Lawson	(Principal Executive Officer)

/s/ Charles Jordan	Chief Financial Officer, Secretary and Vice President	February 28, 2022
Charles Jordan	(Principal Financial Officer and Principal Accounting Officer)

/s/ Erin Tencer	Director	February 28, 2022
Eric Tencer

/s/ Richard Boghosian	Director	February 28, 2022
Richard Boghosian

/s/ Danielle Qi	Director	February 28, 2022
Danielle Qi

/s/ John Black	Director	February 28, 2022
John Black

/s/ Zia Uddin	Director	February 28, 2022
Zia Uddin

/s/ Ben Tatta	Director	February 28, 2022
Ben Tatta

/s/ Vineet Mehra	Director	February 28, 2022
Vineet Mehra

/s/ Kihara Kiarie	Director	February 28, 2022
Kihara Kiarie

[Signature Page to S-8 Registration Statement]